                               POWER OF ATTORNEY                  EXHIBIT 24.14



KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, McCLATCHY NEWSPAPERS, INC., a Delaware Corporation (the "Company"), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, an Annual Report on Form 10-K.

         WHEREAS, the undersigned is an officer or director, or both, of the Company.

         NOW, THEREFORE, the undersigned hereby constitutes and appoints ERWIN POTTS, WILLIAM L. HONEYSETT and JAMES P. SMITH, or any of them, his attorney-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign the aforementioned Annual Report on Form 10-K (and any and all amendments thereto) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 15th day of February, 1994.



                                      /s/ H. Roger Tatarian
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                                      H. Roger Tatarian